EXHIBIT K
CANADA
Canada Notes
DISTRIBUTION AGREEMENT
June 29, 2010
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Ladies and Gentlemen:
          1. Introduction. Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”), confirms its agreement with you (the “Distributor”) with respect to the issuance and sale pursuant to the provisions of this Agreement from time to time by Canada of its Canada Notes (any such Canada Notes being hereinafter referred to as the “Notes”, which expression shall, if the context so admits, include any permanent global Note). Notes may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of the Notes to be sold in the United States (the “Registered Securities”) plus the amount of Notes sold in offshore transactions as defined in Regulation S (“Regulation S”) under the U.S. Securities Act of 1933 (the “Act”) (the “Offshore Securities”), reduced by the aggregate amount of any other Registered Securities sold or reserved for sale otherwise than pursuant to Section 3 of this Agreement. The Notes will be issued under a Fiscal Agency Agreement, dated as of June 29, 2010 (the “Fiscal Agency Agreement”), among Canada and Citibank, N.A., as fiscal agent, transfer agent, registrar and principal paying agent for Domestic Notes (as defined in Exhibit B) and Citibank, N.A., London Branch, as fiscal agent, transfer agent, registrar and principal paying agent for International Notes (as defined in Exhibit B) (the “Agent”).
          Canada has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Schedule B registration statement (file no. 333-156346), for the registration of the Registered Securities under the Act. The registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the base prospectus forming part of the Registration Statement relating to the debt securities that Canada may offer from time to time on a delayed basis in accordance with Release No. 33-6424 under the Act is hereinafter called the “Basic Prospectus”; and the Basic Prospectus as supplemented by the prospectus supplement dated June 29, 2010 specifically relating to the offering of the Notes (the “Prospectus Supplement”), is hereinafter called the “Prospectus.” In connection with a particular issue of Notes, Canada shall prepare a supplement to the Prospectus that sets forth the terms of a particular issue of the Notes (a

“Pricing Supplement”). In connection with a particular issue of Notes, the term “Time of Sale Information” means the Prospectus together with the preliminary form of a Pricing Supplement, if any, and Issuer Free Writing Prospectus, if any, provided by Canada to the Distributor for use immediately prior to the confirmation of the sale of the Notes; provided that if a Pricing Supplement is available for use immediately prior to confirmation of the sale of the Notes, the term “Time of Sale Information” means the Prospectus together with the Pricing Supplement. As used herein, the terms “Registration Statement”, “Basic Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein, as of the date hereof. The terms “supplement” and “amendment” or “amend” as used herein with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall include all documents deemed to be incorporated by reference therein that are filed subsequent to the date hereof by Canada with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) of the Act.
          2. Representation and Warranties of Canada. Canada represents and warrants to, and agrees with, the Distributor as of the date hereof, as of each date on which Canada accepts an offer to purchase Notes (whether through the Distributor as agent for Canada or as principal), as of each date Canada issues and delivers Notes hereunder, and as of each date the Registration Statement or the Prospectus is amended or supplemented, as follows:
          (a) The Registration Statement is effective under the Act and meets the requirements set forth in Release No. 33-6424 under the Act and complies in all other material respects with said Release.
          (b) (i) On the effective date of each part of the Registration Statement, the Registration Statement conformed, and on the effective date of any amendment of any part of the Registration Statement, the Registration Statement, as then amended, will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and the Registration Statement does not, on the effective date or deemed effective date of each part of the Registration Statement, the Registration Statement did not and on the effective date of any amendment of any part of the Registration Statement, the Registration Statement, as then amended, will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information at the time of sale of the Notes to which it relates will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus conforms, and as then amended or supplemented, if applicable, will conform, in all respects to the requirements of the Act and the Rules and Regulations, and does not and as then amended or supplemented will not contain

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an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to Canada by the Distributor specifically for use therein.
          (c) The Notes, when duly executed and duly authenticated pursuant to the Fiscal Agency Agreement and upon delivery thereof and payment therefor in accordance with the provisions of this Agreement (including any Terms Agreement as defined in Section 3(b)), will constitute legal, valid and binding direct unconditional obligations of Canada in accordance with their terms and the payment of the principal of and interest on the Notes will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada.
          (d) Neither Canada nor any person acting on its behalf (other than the Distributor, as to whom no representation or warranty is made) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offshore Securities.
          (e) No litigation or proceedings of any kind are pending or threatened, attacking or in any manner questioning the proceedings and authority under which the Notes are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Notes have been repealed, revoked or rescinded in whole or in part.
          3. Appointment as Distributor; Agreement of Distributor; Solicitations.
          (a) Subject to the terms and conditions stated herein, Canada hereby appoints the Distributor as an agent of Canada for the purpose of soliciting or receiving offers to purchase the Notes from Canada by others during any Marketing Time. For purposes of this Agreement, “Marketing Time” shall mean any time when no suspension of solicitation of offers to purchase Notes pursuant to Section 3(b) or Section 4(b) hereof shall be in effect and any time when either the Distributor shall own any Notes (which it has acquired directly from Canada within the last 30 days) with the intention of reselling them or Canada has accepted an offer to purchase Notes but the related settlement has not occurred. Canada has reserved the right to sell Notes directly on its own behalf and to solicit or accept offers to purchase Notes by or through additional agents. In addition, Canada has reserved the right to appoint additional distributors for the purpose of soliciting offers to purchase Notes. The terms and conditions applicable to such sales may differ from the terms set forth herein. The Distributor is authorized to engage the services of any other broker or dealer in connection with the offer or sale of Notes purchased by the Distributor as principal for resale to others and may reallow a portion of the commission, but the Distributor is not authorized to appoint subagents.

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          (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Distributor agrees, as an agent of Canada, when requested by Canada, to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. The Distributor shall not have any responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or otherwise monitoring the availability of Registered Securities. In placing any Notes, the Distributor may act as agent or purchase such Notes from Canada as principal for resale. Upon acceptance by Canada of an offer by the Distributor to purchase Notes as principal, the Distributor may complete a Terms Agreement substantially in the form of Exhibit A hereto (a “Terms Agreement”) and transmit the completed Terms Agreement to Canada by hand or by facsimile or other similar means of telecommunication. Any agreement between Canada and the Distributor in respect of any sale of Notes to the Distributor as principal, whether or not evidenced by a Terms Agreement, shall, unless otherwise agreed, be subject to the terms and conditions of this Agreement.
          Upon receipt of notice from Canada as contemplated by Section 4(b) hereof, the Distributor shall suspend its solicitation of offers to purchase Notes until such time as Canada shall have filed an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised the Distributor of such filing and that such solicitation may be resumed.
          Canada reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of notice from Canada, the Distributor will forthwith suspend solicitation of offers to purchase Notes from Canada until such time as Canada has advised the Distributor that such solicitation may be resumed.
          The Distributor is authorized to solicit offers to purchase Notes as described in the Prospectus, as amended or supplemented. The Distributor shall communicate to Canada, orally or in writing, each reasonable offer to purchase Notes received by it as agent. Canada shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. The Distributor shall have the right, which shall be reasonably exercised, without notice to Canada, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
          No Notes which Canada has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by Canada, until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser.

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          (c) At the time of delivery of, and payment for, any Notes sold by Canada as a result of a solicitation made by, or offer to purchase received by, the Distributor, acting on an agency basis, Canada agrees to pay the Distributor a commission in accordance with the schedule set forth in a written agreement between Canada and the Distributor from time to time in effect (the “Commission Schedule”). Canada agrees that purchases by the Distributor of Notes as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be agreed to between the Distributor and Canada at the time Canada accepts an offer to purchase such Notes, or, if no such compensation is agreed to, a commission in accordance with the Commission Schedule. Unless otherwise specified in a Terms Agreement, the Distributor may resell Notes purchased by it as principal to other dealers on the terms set forth in, or determined as described in, the Prospectus, as amended or supplemented, and the applicable Time of Sale Information.
          (d) Administrative procedures respecting the sale of Notes (the “Procedures”) shall be agreed upon from time to time by the Distributor and Canada. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement between Canada and the Distributor. The Distributor and Canada agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. Canada will furnish to the Agent a copy of the Procedures as from time to time in effect. The Procedures as from time to time in effect are incorporated herein and made a part hereof.
          (e) The documents required to be delivered by Section 7 hereof shall be delivered at the office of the U.S. counsel to the Distributor on the date of this Agreement, such date being herein called the “Closing Date.”
          (f) The Distributor shall as soon as possible after the sale of Notes deliver to Canada a written report representing as to the amount of Offshore Securities and the Distributor’s good faith estimate of flowback of such Notes into the United States, if any, during the forty-day period following the primary distribution of such Notes. In addition, Canada may at its discretion request written sales and secondary market trading reports, in a mutually agreeable format, from the Distributor.
          4. Certain Agreements of Canada. Canada agrees with the Distributor that, during any Marketing Time, in connection with each offering of Notes,
          (a) Canada will advise the Distributor promptly of the filing and effectiveness of any amendment or supplement to the Registration Statement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

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          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, Canada will promptly advise the Distributor and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, or if Canada shall decide not to amend or supplement the Prospectus shall advise the Distributor to suspend solicitations of offers to purchase Notes under this Agreement. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, the Distributor shall own any of the Notes (which it has acquired directly from Canada within the last 30 days) with the intention of reselling them, or Canada has accepted an offer to purchase Notes but the related settlement has not occurred, Canada will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Distributor’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 7 hereof.
          (c) Before using or filing any Issuer Free Writing Prospectus relating to any offers or sales being made by the Distributor, Canada will furnish to the Distributor, a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Distributor reasonably objects; provided that the Distributor may not object to a filing that is required by law.
          (d) Canada will prepare, with respect to any Notes to be sold through or to the Distributor pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Distributor, and will file the Pricing Supplement with the Commission within such time as may be required under the Act.
          (e) Canada will cause the Prospectus, as amended and supplemented to be delivered to the Commission for filing pursuant to Rule 424(b) via the Commission’s Electronic Data Gathering Analysis and Retrieval system and Canada will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act.
          (f) Canada will furnish to the Distributor on request a copy of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement) and any Issuer Free Writing Prospectus, in each case as soon as available. There will be made generally available to the security holders of

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Canada a statement of its revenue and expenditures for its fiscal year commencing after the date hereof as soon as practicable after the close of such fiscal year, which shall satisfy the provisions of Section 11(a) of the Act. Such statement of revenue and expenditures of Canada will be deemed to have been “made generally available to its security holders” when filed pursuant to Section 13 or 15(d) of the Exchange Act.
          (g) Canada will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the law of such jurisdictions in the United States as the Distributor designates and will continue such qualifications in effect so long as required for the distribution; provided that Canada shall not be obligated to consent to jurisdiction or to general service of process under the laws of any state or to meet other requirements deemed by it to be unduly burdensome.
          (h) Canada agrees to pay all costs and expenses incidental to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incidental to the issuance and delivery of the Notes, including fees of the Distributor, all costs and expenses incidental to the preparing, printing and filing under the Act of the Registration Statement (including all exhibits thereto), the Prospectus, any amendments thereof or supplements thereto and any Issuer Free Writing Prospectus, all costs and expenses (excluding fees of counsel for the Distributor and their disbursements) incurred in connection with any registration or qualification and determination of eligibility for investment mentioned in paragraph (g) above, all costs and expenses in connection with the furnishing to the Distributor of copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Notes or the execution and delivery of this Agreement and the Fiscal Agency Agreement. Canada further agrees to pay the legal expenses of the Distributor incurred in establishing this Canada Note program.
          5. Agreements of the Distributor.
          (a) The Distributor agrees it has not used, and will not use, authorize use of, refer to, or participate in the planning for use of, any “Free Writing Prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by Canada and not incorporated by reference into the Registration Statement and any press release issued by Canada) other than (i) any Issuer Free Writing Prospectus that Canada has consented to, or (ii) any “free writing prospectus” prepared by the Distributor and provided to and consented to by Canada in writing (each such “free writing prospectus” referred to in this clause (ii), a “Distributor Free Writing Prospectus”); provided that the Distributor may use a Bloomberg term sheet in accordance with Section 5(c).

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          (b) The Distributor agrees that it has not distributed, and will not distribute any Distributor Free Writing Prospectus referred to in Section 5(a) in a manner that will lead to the requirement to file such Distributor Free Writing Prospectus with the Commission unless Canada has consented in advance in writing to such distribution.
          (c) The Distributor agrees that it has not used, and without the prior written consent of Canada will not use, any “free writing prospectus” that contains the final terms of the Notes unless such terms have previously been included in the Prospectus as amended or supplemented or in an Issuer Free Writing Prospectus filed or to be filed with the Commission; provided that the Distributor may use a Bloomberg term sheet that contains some or all of the information in the Prospectus as amended or supplemented or in any Issuer Free Writing Prospectus filed with the Commission by Canada without the consent of Canada; provided further that the Distributor shall notify Canada, and provide a copy of such term sheet to Canada, prior to, or substantially concurrently with, the first use of such term sheet.
          6. Selling Restrictions. The Distributor, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents to and agrees with Canada that:
          (a) It nor any of its affiliates in the initial distribution of the Notes has offered, sold or delivered and neither it nor any of its affiliates in the initial distribution of the Notes will offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Basic Prospectus, the Prospectus Supplement, any Pricing Supplement thereto, any Issuer Free Writing Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Canada except as contained in this Agreement.
          (b) Without prejudice to the provisions of Section 6 hereof and except for required filing by Canada under the Act and the qualification of the Notes for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions in the United States as the Distributor may designate pursuant to Section 4(g), Canada shall not have any responsibility for, and the Distributor and its affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Notes.
          (c) (i) In relation to any Notes which have a maturity of less than one year, (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell

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Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) by Canada, (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Canada and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it or them in relation to the Notes in, from or otherwise involving the United Kingdom.
          (d) The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Act”) and it and each such affiliate has not offered or sold, and will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the benefit of, any person resident in Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act available thereunder and in compliance with any other relevant laws and of Japan.
          (e) (i) It and each such affiliate has not offered or sold and will not offer or sell, directly or indirectly, in Hong Kong by means of any document, any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chap. 32) of Hong Kong and (ii) it and each such affiliate has not issued and will not issue, directly or indirectly, any invitation or advertisement relating to the Notes in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.
          (f) The Offshore Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or its possessions or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Accordingly, neither it, nor any of its affiliates or any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to the Offshore Securities in violation of Regulation S, and all

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offers and sales of the Offshore Securities by it, any of its affiliates or any persons acting on its or their behalf have occurred or will occur in offshore transactions, as such term is defined in Regulation S.
          (g) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Distributor represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:
     (i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) at any time to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (iii) at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Distributor for any such offer; or
     (iv) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of the Notes shall require Canada or the Distributor to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, and the expression “European Economic Area” means the member states of the European Union together with Iceland, Norway and Liechtenstein.

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          7. Conditions of Obligations. The obligations of the Distributor, as agent of Canada, under this Agreement at any time to solicit offers to purchase the Notes and to purchase Notes from Canada as principal is subject to the accuracy, on the date hereof, on the date of each such solicitation, on each date on which Canada accepts an offer to purchase Notes (whether through the Distributor as agent for Canada or as principal), on each date Canada issues and delivers Notes hereunder to the Distributor acting as principal, and on each date the Registration Statement or the Prospectus is amended or supplemented of the representations and warranties of Canada herein, to the accuracy, on each such date, of the statements of officials of Canada made pursuant to the provisions hereof, to the performance, on or prior to each such date, by Canada of its obligations hereunder, and to each of the following additional conditions precedent:
          (a) The Prospectus, as amended or supplemented, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or shall be pending or, to the knowledge of Canada or the Distributor, shall be threatened by the Commission.
          (b) None of the Time of Sale Information as of the time of sale of the related Notes, or the Registration Statement or the Prospectus, as amended or supplemented, as of the date of solicitation, the date on which Canada accepts an offer to purchase Notes (whether through the Distributor as agent for Canada or principal), or the date of the issuance and delivery of the related Notes to the Distributor acting as principal shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or is necessary to make the statements therein not misleading. Each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act, and the Prospectus, as amended and supplemented (including any Pricing Supplement), shall have been timely filed with the Commission under the Act.
          (c) At the time of issuance and delivery of the Notes, there shall not have occurred any material adverse change in the financial, economic or political condition of Canada from that set forth in the Registration Statement, or the Time of Sale Information at the related time of sale under Rule 159 under the Act, other than changes arising in the ordinary and normal course, which, in the reasonable judgment of Canada or the Distributor would prevent or materially impair the marketing or enforcement of contracts for sale of the Notes.
          (d) With respect to any Notes denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Note the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by major international banks, a general moratorium on commercial

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banking activities in the country or countries issuing such currency, currencies or composite currency, or the imposition of exchange controls by any government authority in the country or countries issuing such currency, currencies or composite currency.
          (e) At the Closing Date, the Distributor shall have received a written opinion, and, to the extent requested by the Distributor and agreed to by Canada and specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement, the Distributor shall have received a written opinion, dated the Closing Date, or such date of delivery, as the case may be, satisfactory to the U.S. counsel to the Distributor, of a lawyer in the Department of Justice of Canada (“Canadian Counsel”), addressed to the Minister of Finance, and on which the Distributor and its legal advisors are permitted to rely, to the effect that:
     (i) All necessary authority has been conferred on the Minister of Finance or a designated official of the Department of Finance acting on behalf of Canada to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by Canada.
     (ii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by Canada and, assuming due authorization, execution and delivery by the Agent, constitutes a legal, valid and binding obligation of Canada.
     (iii) The issuance of the Notes by Canada has been duly authorized by the Order-in-Council P.C. 2010-415 or, where applicable, an Order-in-Council which replaces Order-in-Council P.C. 2010-415 (Order-in-Council PC 2010-415 or any replacement Order-in-Council being referred to herein as the “Order-in-Council”) subject to the limits set forth therein and when the Notes have been duly executed by Canada and when duly authenticated (and duly effectuated when applicable) in accordance with the Fiscal Agency Agreement and delivered to and paid for in accordance with the provisions of this Agreement (including any Terms Agreement), will constitute valid, legally binding, direct unconditional obligations of Canada in accordance with their terms, and payment of the principal of and interest on each Note so authenticated, delivered and paid for will be a charge on and payable out of the Consolidated Revenue Fund of Canada.

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     (iv) Neither the execution and delivery of the Fiscal Agency Agreement, the Notes, this Agreement or any applicable Terms Agreement, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof will contravene any existing law, governmental rule, regulation, directive or order of Canada or of any province or territory thereof.
     (v) The statements in the Basic Prospectus under the captions “Description of Bonds” and “Plan of Distribution” and in the Prospectus Supplement under the captions “Description of the Notes” and “Supplemental Plan of Distribution of the Notes”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.
     (vi) Although Canadian Counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, or the Prospectus, no facts have come to Canadian Counsel’s attention which lead Canadian Counsel to believe that (A) the Registration Statement, as amended or supplemented, at the time it became effective, or was deemed to be effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which Canadian Counsel shall not express an opinion), (B) the Prospectus, as amended or supplemented, on its issue date, the Closing Date, the date of the applicable Terms Agreement and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which Canadian Counsel shall not express an opinion) or (C) the Time of Sale Information as of the time of any sale or, if applicable, the date of the applicable Terms Agreement, contained any untrue statement of a material fact or omitted

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to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which Canadian Counsel shall not express an opinion).
In such opinion, Canadian Counsel may rely on the opinion of Milbank, Tweed, Hadley & McCloy LLP as to matters of United States laws.
          (f) At the Closing Date, the Distributor shall have received a written opinion and letter, and, to the extent requested by the Distributor and agreed to by Canada and specified in a Terms Agreement, if any, at the time of the delivery of the Notes described in such Terms Agreement, the Distributor shall have received a written opinion and letter, as applicable, dated the Closing Date, or such date of delivery, as the case may be, satisfactory to the U.S. counsel to the Distributor, as follows: (i) an opinion of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for Canada, to the effect, insofar as the laws of the State of New York or the federal laws of the United States of America are concerned, (A) set forth above in paragraph (e)(v), (B) that the Registration Statement and the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (except as to financial statements and financial data included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Act and the Rules and Regulations thereunder, and (C) that the statements in the Time of Sale Information and the Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations,” are accurate in all respects, subject to the qualifications therein and (ii) a written letter, of Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for Canada, to the effect that although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, or the Time of Sale Information, based upon participation by such counsel in conferences (including teleconferences) attended by representatives of Canada and the Department of Finance of Canada at which the contents of the Registration Statement, the Prospectus, the Time of Sale Information and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and other financial data contained therein as to which such counsel shall not express an opinion), (B) the Prospectus, as amended or supplemented, on its issue date, the Closing Date, the date of the applicable Terms Agreement and the date of such opinion, contained or contains any untrue statement of a material fact or

14

omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein as to which such counsel shall not express an opinion) or (C) the Time of Sale Information as of the date of the applicable Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein as to which such counsel shall not express an opinion). In addition, such counsel shall state that in the opinion referred to in clause (A) above, assuming the accuracy of the representations and warranties and satisfaction of the agreements contained herein, no registration of the Offshore Securities under the Act is required for the offer, sale or issuance of the Offshore Securities in the manner contemplated by the Prospectus and this Agreement, except that such counsel need express no opinion as to when and under what circumstances the Offshore Securities may be reoffered or resold in the United States or to U.S. persons. In giving their opinion Milbank, Tweed, Hadley & McCloy LLP may rely on the opinion of Canadian Counsel, as to matters of Canadian and Ontario law.
          (g) At the Closing Date, the Distributor shall have received a favorable opinion addressed to the Distributor, and, to the extent requested by the Distributor and specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement, the Distributor shall have received a favorable opinion, addressed to the Distributor, dated the Closing Date, or such date of delivery, from Stikeman Elliott LLP, Canadian counsel for the Distributor, as to the form and validity of the Notes and as to the proceedings and other related matters incident to the issuance and sale of the Notes, and from Davis Polk & Wardwell LLP a favorable opinion with respect to the Registration Statement and the Prospectus and the Time of Sale Information as of the date of the applicable Terms Agreement. In giving their opinion, Davis Polk & Wardwell LLP may rely on the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law and Stikeman Elliott LLP may rely on the opinion of Canadian Counsel, as to certain matters relating to the due authorization of the Notes.
          (h) At the Closing Date, the Distributor shall have received and, to the extent requested by the Distributor and agreed to by Canada and specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement, the Distributor shall have received a certificate, dated the Closing Date or, if agreed to by Canada, such date of delivery, as the case may be, of an appropriate official of the Department of Finance of Canada in which such official, to the best of such official’s knowledge after reasonable investigation, shall state that (i) the representations and warranties of Canada in this Agreement are true and correct, (ii) Canada has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, (iii) no stop order

15

suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Canada, shall be threatened by the Commission, and (iv) since the respective dates as of which information is given in the Registration Statement, the Prospectus and the applicable Time of Sale Information or since the date of any Terms Agreement, there has been no material adverse change in the financial, economic or political condition of Canada from that set forth in or contemplated by the Prospectus as amended and supplemented as of the Closing Date or the date of the Terms Agreement, if applicable, and the Time of Sale Information as of the date of the applicable Terms Agreement other than changes arising in the ordinary and normal course.
          (i) The Distributor shall have received on the Closing Date a copy of the relevant Order-in-Council authorizing the Minister of Finance to borrow money on behalf of Canada and to issue the Notes, certified by an appropriate official of the Department of Finance to be in effect on the Closing Date.
          (j) On or prior to the Closing Date, Canada shall have furnished to the Distributor such further certificates and documents as they or their counsel shall reasonably request.
          8. Additional Covenants of Canada. Canada agrees that:
          (a) Each acceptance by Canada of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, and each delivery by Canada to the purchaser of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such delivery, as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus as amended or supplemented at each such time. Each such acceptance by Canada of an offer to purchase Notes shall be deemed to constitute an additional representation, warranty and agreement by Canada that, as of the date of delivery of such Notes to the purchaser thereof, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such delivery date and of any other securities to be issued and sold by Canada on or prior to such delivery date, (i) the aggregate amount of Registered Securities (including any Notes) which have been issued and sold by Canada will not exceed the amount of Registered Securities registered pursuant to the Registration Statement, (ii) sufficient funds remain unused from the authority granted by the Parliament of Canada to borrow money on behalf of Canada to issue such Notes and (iii) the Order-in-Council relating to such Notes has been or shall have been made and is in full force and effect and the terms and conditions of such Notes have been approved by the Minister of Finance or an official of the Department of Finance designated by the Minister of Finance.

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          (b) Canada shall no more than once each fiscal year furnish the Distributor with a certificate either:
          (A) promptly after any one of Canada’s filings with the Commission during that fiscal year, if such filing occurs at a Marketing Time, of a document which amends or supersedes the information contained within, or is incorporated by reference into, the Registration Statement or
          (B) at the next Marketing Time if the filing referred to in clause (A) does not occur at the Marketing Time, which certificate shall be dated the date of delivery thereof, of an appropriate official of the Department of Finance of Canada, in form satisfactory to the Distributor, of the same tenor as the certificate referred to in Section 7(h) hereof; provided that any certificate furnished under this Section 8(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate.
          (c) At each date referred to in Section 8(b), Canada shall furnish the Distributor with a written opinion, dated such date, of Canadian Counsel, in form satisfactory to the Distributor, to the effect set forth in section 7(e)(vi) hereof and a letter, dated such date, of Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for Canada, in form satisfactory to the Distributor, to the effect set forth in Section 7(f)(ii); provided, however, that any opinion or letter furnished under this Section 8(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such date.
          (d) Canada agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of Canada’s representation and warranty deemed to be made to the Distributor pursuant to the last sentence of subsection (a) of this Section 8, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 7(a), 7(b) and 7(c) hereof, it being understood that under no circumstances shall the Distributor have any duty or obligation to exercise the judgment permitted under Sections 7(b) or 7(c) hereof on behalf of any such person.
          (e) If Canada proposes to issue Notes pursuant to an Order-in-Council other than Order-in-Council P.C. 2010-415, Canada will furnish to the Distributor through whom it offers or sells such Notes, prior to their issuance, a copy of such Order-in-Council certified by an appropriate official of the Department of Finance and an opinion of Canadian Counsel in form satisfactory to the Distributor relating to the due authorization and legal, valid and binding nature of such Notes.

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          9. Indemnification and Contribution.
          (a) Canada will indemnify and hold harmless the Distributor against any losses, claims, damages or liabilities to which the Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, that Canada will not be liable to the Distributor in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to Canada by the Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after the Distributor has notified Canada in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by the Distributor consists of the information described as such in subsection (b) below, and (ii) any such loss, claim, damage or liability arises out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or omission or alleged untrue statement or omission is corrected in all material respects in an Issuer Free Writing Prospectus prepared by Canada and if, having previously been furnished by or on behalf of Canada with copies of the Issuer Free Writing Prospectus sufficiently far in advance of the time at which the public offering price of the Notes of a particular tranche was determined by Canada and the Distributor so as to permit delivery of such Issuer Free Writing Prospectus to investors prior to such time, the Distributor thereafter failed to send or give or otherwise convey to such person, at or prior to the confirmation of any sales of any such Notes, such Issuer Free Writing Prospectus or the information contained therein that would have corrected such defect.
          (b) The Distributor will indemnify and hold harmless Canada against any losses, claims, damages or liabilities to which Canada may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be

18

stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Canada by the Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Canada in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after the Distributor has notified Canada in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by the Distributor consists of the following information in the Prospectus furnished on behalf of each Distributor: the statements under the heading “Supplemental Plan of Distribution of the Notes” (except the statements in the paragraph relating to certain expenses of Canada and the paragraph relating to indemnification of certain liabilities and reimbursement of certain expenses by Canada) in the Prospectus Supplement.
          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party similarly electing, to assume the defense thereof, with counsel satisfactory to such indemnified party (provided, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

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          (d) If the indemnification provided for in this section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by Canada on the one hand and the Distributor on the other from the offering pursuant to this Agreement of the Notes which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Canada on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as will as any other relevant equitable considerations. The relative benefits received by Canada on the one hand and the Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Notes which are the subject of the action (before deducting expenses) received by Canada bear to the total discounts and commissions received by the Distributor from the offering of such Notes pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Canada or the Distributor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from Canada exceeds the amount of any damages which the Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of Canada under this Section 9 shall be in addition to any liability which Canada may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Distributor within the meaning of the Act; and the obligations of the Distributor under this Section 9 shall be in addition to any liability which the Distributor may otherwise have and shall extend, upon the same terms and conditions, to each official of

20

Canada who has signed the Registration Statement and to each person, if any, who controls Canada within the meaning of the Act.
          10. Status of the Distributor. In connection with the placement of any Notes by the Distributor, acting as agent, (a) the Distributor will make its best efforts to assist Canada in obtaining performance by each purchaser whose offer to purchase Notes from Canada has been solicited by the Distributor and accepted by Canada, but the Distributor shall have no liability to Canada in the event any such purchase is not consummated for any reason; and (b) if Canada shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, Canada (i) shall hold the Distributor harmless against any loss, claim or damage arising from or as a result of such default by Canada, and (ii) in particular, shall pay to the Distributor any commission to which they would be entitled in connection with such sale.
          11. No Fiduciary Relationship. Canada acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between Canada, on the one hand, and the Distributor, on the other hand, (b) in connection with the offerings contemplated hereby and the process leading to such transaction the Distributor is and has been acting as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of Canada, or its respective creditors, employees or any other party and (c) the Distributor has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and Canada has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Canada or its representatives and of the Distributor set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Distributor, Canada or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 13 hereof or for any other reason or if for any reason the sale of Notes described in a confirmation or Terms Agreement referred to in Section 3 hereof by Canada to the Distributor is not consummated, Canada shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) hereof and the obligations of Canada under Section 4(g) hereof and the respective obligations of Canada and the Distributor pursuant to Section 9 hereof shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when the Distributor shall own any of the Notes (acquired directly from Canada within the last 30 days) with the intention of reselling them or (ii) after Canada has accepted an offer to purchase Notes and prior to the related settlement, the obligations of Canada under Section 4 hereof and, in the case of a termination occurring as

21

described in (ii) above, under Sections 3(c), 8(a) and 8(d) hereof and Section 10 hereof, shall also remain in effect.
          13. Termination. This Agreement may be terminated for any reason at any time by Canada as to the Distributor or, in the case of the Distributor, by the Distributor insofar as this Agreement relates to the Distributor, upon the giving of written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated with respect to the Distributor by the giving of such notice following receipt by Canada of a confirmation or Terms Agreement referred to in Section 3 hereof relating to the purchase of Notes by the Distributor and prior to delivery of the Notes described in such confirmation or Terms Agreement, unless the sale and purchase of Notes contemplated thereby is rejected by Canada in accordance with such Section 3. Any settlement with respect to Notes placed by the Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and the Distributor agrees, if requested by Canada, to take the steps therein provided to be taken by the Distributor in connection with such settlement.
          14. Sales of Notes Denominated in a Currency Other than U.S. Dollars or of Indexed Notes. If at any time Canada and the Distributor shall determine to issue and sell Notes denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, Canada and the Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Notes and the offer and sale thereof. The Distributor is authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and Canada shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of U.S. $2,500,000 (or the equivalent thereof in one or more currencies or currency units other than U.S. dollars). Canada will not issue Notes denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, Canada or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Notes and Canada shall ensure that each such Note shall have a minimum denomination of ¥1,000,000 and a minimum maturity of one year or such other minimum denomination and maturity as may be allowed from time to time by Japanese governmental and regulatory authorities.
          15. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be delivered in person, by registered mail or by facsimile transmission to the addressees) and person(s)

22

specified in Schedule 1 hereto for such party or to such other address or person (with such confirmations, if applicable) as such party shall have specified to each other party by a notice given in accordance with the provisions of this Section 15. Any such notice shall take effect, in the case of delivery in person, at the time of delivery, in the case of delivery by registered mail, seven business days in the city of the recipient after dispatch and, in the case of delivery by facsimile transmission, at the time of confirmation by telephone.
          16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 9 hereof and, to the extent provided in Section 8(d) hereof, any person who has agreed to purchase Notes from Canada, and no other person will have any right or obligation hereunder.
          17. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

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          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance
By:	/s/ Clifton Lee-Sing
	Name:	Clifton Lee-Sing
	Title:	Chief Reserves and Risk Management Section Financial Markets Division Department of Finance, Canada

24

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Helena Willner
Name: Helena Willner
Title: Director

25

Schedule 1
Notices to Canada shall be directed to it at:

Department of Finance	Department of Finance
20th Floor, East Tower	5th Floor, East Tower
140 O’Connor Street	140 O’Connor Street
Ottawa, Canada	Ottawa, Canada
K1A 0G5	K1A0G5

Telephone:	(613) 943-1944	Telephone:	(613) 996-9822
Fax:	(613) 943-2039	Fax:	(613) 995-1325
Attention:	Chief, Reserves and Risk Management Section	Attention:	Manager, Public Debt and Statutory Programs

with a courtesy copy to:
Bank of Canada
4th Floor, East Tower
234 Wellington Street
Ottawa, Canada
K1A 0G9
Telephone:	(613) 782-8160
Fax:	(613) 782-8334
Attention:	Chief, Financial Markets Department
Notices to the Distributor shall be directed to it at:

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Fax:	(212) 325-7198
Telephone:	(212) 743-5825
Attention:	Transaction Advisory Group

EXHIBIT A
CANADA
Canada Notes
TERMS AGREEMENT
, 20
Department of Finance
20th Floor, East Tower
140 O’Connor Street
Ottawa, Canada K1A OG5
Attention: Chief, Reserves and Risk Management Section
Dear Sirs:
          We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement dated June 29, 2010 (the “Distribution Agreement”) between Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”), and the Distributor named therein, the following Canada Notes (the “Notes”) on the following terms:
Title:
Currency or Currency Units:
Stated Maturity:
Principal Amount:
Public Offering Price: [___%, subject to change by the undersigned after the initial public offering–The Distributor proposes to reoffer the above Notes from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.]
Underwriting Discount or Commission received from Canada (%):
Purchase Price (to be paid in same-day funds): _%[, plus accrued interest, if any, from the Issue Date]
Proceeds to Canada: [amount of specified currency]
Trade Date:
Issue Date:
Original Issue Discount Security: Yes___ No___

In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:
In the case of Floating Rate Notes, the Interest rate basis and formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum Interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:
Optional Redemption (option of Canada): If certain events occur involving Canadian taxation and, if applicable, as follows:
Redemption Date(s):
Redemption Price(s)(%):
Notice Period:
Optional Redemption (option of the Holder):
Redemption Date(s):
Redemption Price(s)(%):
Notice Period:
Sinking Fund:

• • • • •
Details for Settlement
          (Additional Purchase Information – to be completed by the Distributor, if desired, to the extent available):
Exact name in which the Note or Notes are to be registered (“registered owner”):
Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:
Taxpayer identification number of registered owner:
Principal amount of each Note in authorized denominations to be delivered to registered owner:
Exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars:
• • • • •
          Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, other than [if Canada has agreed to give the opinions and certificates set forth in Section 7(e), (f) and (g), delete the words “other than” and replace them with the word “including”] the conditions set forth in paragraphs (e), (f) and (g) of Section 7 thereof [—, and [specify additional conditions, if any]—]. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned, Canada shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be paid pursuant to Section 4(h) of the Distribution Agreement.
[Insert any additional agreements, conditions, etc.]

     Defined terms used herein shall have the meanings assigned them in the Fiscal Agency Agreement dated as of June 29, 2010 among Canada, Citibank, N.A. and Citibank, N.A., London Branch.

Very truly yours, CREDIT SUISSE SECURITIES (USA) LLC
By:
Name:
Title:

Accepted and agreed to as of the date set forth above. HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance
By:
Name:
Title:

EXHIBIT B
ADMINISTRATIVE PROCEDURES
     The Canada Notes due nine months or more from their issue date (the “Notes”), are to be offered on a continuing basis by Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”). Credit Suisse Securities (USA) LLC (the “Distributor”) has agreed to solicit offers to purchase the Notes. The Distributor may, but will not be obligated to, purchase Notes as a principal for its own account, if agreement to purchase as principal is reached with Canada. The Notes are being sold pursuant to a Distribution Agreement, dated June 29, 2010 (the “Distribution Agreement”), between Canada and the Distributor, and will be issued pursuant to the Fiscal Agency Agreement dated June 29, 2010 (the “Fiscal Agency Agreement”), between Canada, Citibank, N.A. (“U.S. Registrar”) as fiscal agent, transfer agent, registrar and principal paying agent for Canada’s Domestic Notes (defined below) and Citibank, N.A., London Branch (“International Registrar”) as fiscal agent, transfer agent, registrar and principal paying agent for Canada’s International Notes (defined below) (the U.S. Registrar and the International Registrar, together the “Registrars” and each a “Registrar”).
     For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled “Description of the Notes”, “Foreign Currency Risks”, “Clearing and Settlement”, “Supplemental Plan of Distribution of the Notes” and “Glossary” in the Prospectus Supplement relating to the Notes dated June 29, 2010 and hereinafter referred to as the “Prospectus Supplement”, and the sections entitled “Description of Bonds”, and “Plan of Distribution” in the Basic Prospectus relating to the Notes, dated December 24, 2008, attached thereto and hereinafter referred to as the “Prospectus”. Defined terms used herein but not defined herein shall have the meanings assigned to them in the Distribution Agreement, the Fiscal Agency Agreement, the Prospectus or the Prospectus Supplement.
     In connection with a particular issue of Notes, Canada shall prepare a supplement to the Prospectus that sets forth the terms of a particular issue of the Notes (a “Pricing Supplement”). Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars (such Notes, “Domestic Notes”) and payments of principal of and any premium and interest on the Domestic Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. If so indicated in the applicable Pricing Supplement, Notes may be denominated in a currency or currency unit other than U.S. dollars (such Notes, “International Notes”). Specific information concerning the currency or currency unit in which a particular International Note is denominated shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.
     Notes may be represented either by a certificate issued in definitive form (a “Certificated Note”) or in permanent registered global form. Each series of (a) Domestic Notes will be issued in the form of one or more permanent registered global notes (the “DTC Global Notes”) which will be deposited with the U.S. Registrar, as custodian for, and registered in the name of Cede & Co., as nominee of

The Depository Trust Company (“DTC”) and (b) International Notes will be issued in the form of one or more DTC Global Notes which will be deposited with the International Registrar, as custodian for and registered in the name of Cede & Co., as nominee of DTC and/or one or more permanent registered global notes (the “International Global Notes” and, together with the DTC Global Notes, the “Global Notes”) which will be deposited with and registered in the name of a common depository (or its nominee) for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg and DTC, the “depositaries” and each a “depositary”) or, if the applicable Pricing Supplement indicates that such International Notes are intended to be Eurosystem-eligible notes, the International Global Note(s) will be registered in the name of a common safekeeper for Euroclear and Clearstream, Luxembourg (the “Common Safekeeper”) (or its nominee) and deposited with the Common Safekeeper. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as “Floating Rate Notes”.
     Notes may be issued as indexed notes (referred to herein as “Index Notes”), with the principal amount payable at Maturity, the amount of interest payable on an Interest Payment Date, or both, to be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at Maturity, and the face amount of an Indexed Note and any additional tax considerations will be described in the applicable Pricing Supplement.
     Certain Notes, considered to be issued with original issue discount for U.S. federal income tax purposes, are referred to herein as “Original Issue Discount Notes”. For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled “Certain U.S. Federal Tax Considerations – Original Issue Discount” in the Prospectus Supplement.
     Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Global Notes. Canada will advise the Distributor in writing of those persons handling administrative responsibilities with whom the Distributor is to communicate regarding offers to purchase Notes and the details of their delivery.
PART I: PROCEDURES APPLICABLE TO ALL NOTES
Issue Date

     Each Note will be dated the date of its authentication (and, if the applicable Pricing Supplement indicates that such Notes are intended to be Eurosystem-eligible Notes, effectuation). Each Note will also bear an original issue date (the “Issue Date”) which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication (and, if the applicable Pricing Supplement indicates that such Notes are intended to be Eurosystem-eligible Notes, effectuation).
Price to Public
     Except as otherwise specified in an Issuer Free Writing Prospectus (as defined in Rule 433 under the U.S. Securities Act of 1933, as amended (the “Act”)) and/or a Pricing Supplement, each Note will be issued at 100% of principal amount.
Maturities
     Each Note will mature on a date which will be at least nine months from its Issue Date.
Interest Payments
     Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the base rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.
     On the fifth Market Day immediately preceding each Interest Payment Date, the applicable Registrar will furnish Canada with the total amount of interest payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date, and Canada will confirm such amount. The applicable Registrar will provide monthly, to Canada, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The applicable Registrar will assume responsibility for withholding taxes on interest paid as required by law.
Redemption/Repayment
     If indicated in the applicable Note, the Notes of a particular tenor will be subject to redemption (subject to applicable minimum denominations), at the option of Canada on and after an initial redemption date as set forth in the applicable Issuer Free Writing Prospectus and/or Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Note.

     If indicated in the applicable Notes, the Notes of a particular tenor will be subject to repayment at the option of the holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Note.
Procedures for Establishing the Terms of the Notes
     Canada and the Distributor will discuss from time to time the price of and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Distributor. Once the Distributor has recorded any indication of interest in Notes upon certain terms, and communicated with Canada, if Canada plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after consultation with the Distributor, will arrange to have the Pricing Supplement filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 433 and Rule 424 under the Act, respectively.*
     Canada will supply a copy of the Prospectus, as then amended or supplemented, and such Pricing Supplement, to the Distributor (with a copy to the applicable Registrar). No settlement with respect to Notes upon such terms may occur prior to such transmitting or filing and the Distributor will not, prior to such transmitting or filing, deliver confirmations to customers who have offered to purchase Notes upon such terms. Canada will deliver the number of copies of the Pricing Supplement as the Distributor shall request. Pricing Supplements delivered to the Distributor will be sent to it at the address set forth in Schedule B-1 to the Distribution Agreement.
     Canada and the Distributor may discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Distributor. If Canada decides to set prices of, and rates borne by, any Notes in respect of which the Distributor is to solicit offers (the setting of such prices and rates to be referred to herein as “posting”) or if Canada decides to change prices or rates previously posted, it will promptly advise the Distributor of the prices and rates to be posted. Canada, in its absolute discretion, shall have the sole right to accept or reject offers to purchase Notes, regardless of whether or not the offers fall within posted rates.
Suspension of Solicitation: Amendment or Supplement

*	Except as Rule 424 under the Act may be amended, if clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used, and if clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

     As provided in the Distribution Agreement, Canada may instruct the Distributor to suspend solicitation of offers to purchase at any time, and the Distributor will forthwith suspend solicitation until such time as Canada has advised it that solicitation of offers to purchase may be resumed. If the Distributor receives the notice from Canada contemplated by section 4(b) of the Distribution Agreement, it will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If Canada is required, pursuant to section 4(b) of the Distribution Agreement, to prepare an amendment or supplement, or if Canada decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, Canada will file such amendment or supplement with the Commission, notify the Distributor that such amendment or supplement has been filed with the Commission and that solicitation may be resumed and, upon request, provide the Distributor with a copy of any such amendment or supplement.
     Any suspension of solicitation shall not affect Canada’s obligations under the Distribution Agreement. Canada will in addition promptly advise the Distributor and the applicable Registrar if any Notes Canada has agreed to issue are not to be issued and if copies of the Prospectus as in effect at the time of any suspension may not be delivered in connection with the issuance of such Notes.
Acceptance of Offers
     The Distributor will promptly advise Canada of each reasonable offer to purchase Notes solicited by it on an agency basis, other than those rejected by the Distributor. The Distributor may, in its discretion reasonably exercised, without notice to Canada, reject any offer received by it, in whole or in part. Canada will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If Canada accepts or rejects an offer, in whole or in part, Canada will promptly so notify the Distributor.
Confirmation
     For each accepted offer, the Distributor will issue confirmations, in writing, to the purchaser and Canada setting forth the Purchase Information (as defined under Part II below with respect to Certificated Notes and Part III below with respect to Global Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the applicable Pricing Supplement.
Determination of Issue Date
The receipt of same-day funds by Canada in payment for a Note and:
(i) in the case of Certificated Notes, the authentication and issuance of such Note;
(ii) in the case of DTC Global Notes, entry by the Distributor of Same-Day Funds Issue System (“SDFS”) deliver order through DTC’s Participant Terminal System to credit such Note to the account of a DTC participant, purchasing, or acting for the purchaser of, such Note; and

(iii) in the case of International Global Notes, the International Registrar’s instruction to Euroclear or, as the case may be, Clearstream, Luxembourg, to credit such Notes represented by such International Global Note to the International Registrar’s distribution account, to debit from its distribution account the nominal amount of such Notes and to credit such nominal amount to the account of the Distributor, or the Euroclear participant or Clearstream, Luxembourg participant purchasing, or acting for the purchaser, as applicable, of such Note, shall, with respect to such Note, constitute settlement. All offers accepted by Canada will be issued on the third Market Day next succeeding the date of acceptance, unless otherwise agreed by the purchaser and Canada. The Issue Date shall be specified upon receipt of an offer to purchase. Prior to 3:00 p.m., on the Market Day prior to the Issue Date, Canada will instruct the applicable Registrar to authenticate and deliver the Notes no later than 2:00 p.m., on the Issue Date, except as to Global Notes described below.
Delivery of Prospectus
     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Canada shall ensure that the Distributor receives copies of the Prospectus and each amendment or supplement thereof (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Distributor to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser’s offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between Canada and such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.
Authenticity of Signatures
     Canada will cause the applicable Registrar to furnish the Distributor from time to time with the specimen signatures of each of such Registrar’s officers, employees or agents who have been authorized by such Registrar to authenticate Notes, but the Distributor will not have any obligation or liability to Canada or the applicable Registrar in respect of the authenticity of the signature of any officer, employee or agent of Canada or the applicable Registrar on any Note or Global Note.
Advertising
     No advertising may be conducted in respect of an offering of Canada Notes without the approval and consent of Canada.
Market Day

     “Market Day” means any day that is a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, or in the applicable place of payment are authorized or required by law or executive order to close and, (a) with respect to LIBOR Notes only, a day that is also a London Market Day, (b) with respect to International Notes (other than International Notes denominated in euro) any day that is also not a day on which banking institutions in the Relevant Applicable Financial Center in the country of the Specified Currency are authorized or required by law or executive order to close, and (c) with respect to International Notes denominated in euro only, a day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is open.
     “Relevant Applicable Financial Center” means the capital city of the country issuing the Specified Currency or Index Currency, except that with respect to United States dollars, Australian dollars and Swiss francs, the Relevant Applicable Financial Center shall be The City of New York, N.Y., U.S.; Sydney, Australia and Zurich, Switzerland, respectively.
     “Index Currency” means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable pricing supplement, the index currency shall be United States dollars.
Registrar Not to Risk Funds
     Nothing herein shall be deemed to require the applicable Registrar to risk or expend its own funds in connection with any payment made to Canada, the Distributor, DTC, Euroclear or Clearstream, Luxembourg or any holder of a Note, it being understood by all parties that payments made by the applicable Registrar to Canada, the Distributor, DTC, Euroclear, Clearstream, Luxembourg or any holder of a Note shall be made only to the extent that funds are provided to the applicable Registrar for such purpose.
PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
Form and Denominations
     The Certificated Notes representing Domestic Notes shall be issued only in fully registered form in denominations of $5,000 and integral multiples of $5,000.
     The Certificated Notes representing International Notes shall be issued only in fully registered form in such minimum denomination and integral multiples thereof as shall be set forth in the applicable Pricing Supplement, provided that such minimum denominations will always be at least €1,000 (or the equivalent in any other currency as at the date of issue of such International Notes).

Transfers and Exchanges
     A Certificated Note representing Domestic Notes may be presented for transfer or exchange at the office of the U.S. Registrar in The City of New York. A Certificated Note representing International Notes may be presented for transfer or exchange at the office of the International Registrar in the City of London. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the applicable Registrar’s office. Certificated Notes will not be exchangeable for Global Notes.
Payment at Maturity
     Upon presentation of each Certificated Note at Maturity, the applicable Registrar will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in same-day funds, provided that the Certificated Note is presented in time for the applicable Registrar to make payment in such funds in accordance with its normal procedures. Canada will provide the applicable Registrar with same-day funds for such purpose. Certificated Notes presented at Maturity will be cancelled by the applicable Registrar as provided in the Fiscal Agency Agreement.
Details for Note Issuance
     For each offer for Certificated Notes accepted by Canada, the Distributor shall communicate to Canada prior to 3:00 p.m., on the Market Day preceding the Issue Date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the “Purchase Information”):
1.	Exact name in which the Note or Notes are to be registered (“registered owner”).

2.	Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

3.	Taxpayer identification number of registered owner.

4.	Principal amount of each Note in authorized denominations to be delivered to registered owner.

5.	Stated Maturity of each Note.

6.	In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes or Indexed Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to each Note.

7.	Redemption and/or repayment provisions, if any, of each Note.

8.	Trade date of each Note.

9.	Issue Date of each Note.

10.	Distributor’s commission (to be paid in the form of a discount from the proceeds remitted to Canada upon issue).

11.	Price.

12.	Original issue discount, if any.

13.	Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase International Notes to be paid for in U.S. dollars.

14.	In the case of an Indexed Note, any additional information relevant to determination of the amounts of principal and any premium or interest payable.

15.	Any additional applicable terms of each Note.
     Before accepting any offer to purchase Certificated Notes to be issued in less than three Market Days, Canada shall verify that the applicable Registrar will have adequate time to prepare and authenticate the Notes.
     Immediately after receiving the details for each offer for Certificated Notes from the Distributor, Canada will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, facsimile transmission or other acceptable means, to the applicable Registrar. Each such instruction given by Canada to such Registrar shall constitute a continuing representation and warranty by Canada to such Registrar and the Distributor that (i) the issuance and delivery of such Notes have been duly and validly authorized by Canada and (ii) such Notes, when completed, authenticated and delivered, shall constitute valid and legally binding obligations of Canada. The applicable Registrar will assign to and enter on each Note a transaction number.
     Prior to 2:00 p.m. on the Issue Date, the applicable Registrar will complete such Certificated Note and will authenticate such Certificated Note and deliver it with the confirmation to the Distributor.
Settlement; Note Deliveries and Cash Payment
     In connection with an issuance of Notes, Canada may deliver to the applicable Registrar from time to time a supply of duly executed Certificated Notes with pre-printed control numbers. Upon the receipt of appropriate documentation and instructions from Canada, the applicable Registrar will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

     The applicable Registrar will deliver the Certificated Notes (with the confirmation), in accordance with instructions from Canada, to the Distributor. If the Distributor is placing such Certificated Notes as agent, such delivery will be made for the benefit of the purchaser only against receipt and the Distributor will acknowledge receipt of the Notes through a broker’s receipt. Such delivery will be made only against such acknowledgement of receipt and evidence that instructions have been given for payment to Canada at such account of Canada as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission.
     If the Distributor is placing such Certificated Notes as agent, the Distributor, as Canada’s agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in same-day funds.
     Delivery of any confirmation or Note to a purchaser thereof by the Distributor, acting as agent or principal, will be made in compliance with “Confirmation” in Part I above.
     Certificated Notes delivered to the Distributor will be sent to it at the address set forth in Schedule B-1 to the Distribution Agreement.
Listing
     Where the Notes are to be listed on the Euro MTF Market of the Luxembourg Stock Exchange (and/or such other stock exchange on which the Notes are to be listed) the listing agent or the Distributor will confirm that issue details have been received and that the Notes will be admitted to the Official List and to trading on the Euro MTF Market of the Luxembourg Stock Exchange and/or listed on such other stock exchange. The applicable Registrar will notify Canada of the issue of Notes, giving details of the Global Note(s) and the nominal amount represented thereby.
PART III: ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTES
     In connection with the qualification of the Global Notes for eligibility in the book-entry systems maintained by DTC, the applicable Registrar will perform the custodial, document control and administrative functions described below, in accordance with its obligations under Letters of Representations from Canada and each Registrar to DTC dated on or about June 28, 2010 and a Medium-Term Note Certificate Agreement between the U.S. Registrar and DTC dated as of October 31, 1988.
Form, Denominations and Registration
     All Global Notes of the same tenor and having the same Issue Date, will be represented initially by one or more Global Notes in fully registered form, each having the same CUSIP number and ISIN number, in the case of DTC Global Notes, or the same ISIN and Common Code, in the case of International Global Notes. Global Notes held through DTC will be denominated in principal amounts not in excess of $500,000,000, or such other amount as DTC may from time to time prescribe.
     The beneficial owner of a Global Note (or one or more direct or indirect participants in each depository) will designate one or more participants (with respect to such Note, the “Participants”) (i) in DTC to act as agent or agents for such owner in connection with the book-entry system maintained by DTC or (ii) in Euroclear and Clearstream, Luxembourg and, in either case, such clearing system will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Global Note in the account of such Participants. The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC, Euroclear or Clearstream, Luxembourg, as the case may be.
     Each Domestic Note will be registered in the name of Cede & Co., as nominee for DTC, and deposited with the U.S. Registrar as custodian for Cede & Co. Each International Note will be registered (i) in the name of Cede & Co., as nominee for DTC and deposited with the International Registrar as custodian for Cede & Co., or (ii) in the name of a common depository (or its nominee) for Euroclear and Clearstream, Luxembourg and deposited with the common depository or, (iii) if the applicable Pricing Supplement indicates such International Note is intended to be a Eurosystem-eligible Note, in the name of the Common Safekeeper (or its nominee) and deposited with the Common Safekeeper.
CUSIP, ISIN and Common Code Numbers
     Canada has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to DTC Global Notes representing either Domestic Notes or International Notes. Canada has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the U.S. Registrar, the International Registrar and DTC. The U.S. Registrar will assign CUSIP numbers serially to DTC Global Notes representing Domestic Notes as described below under “Details for Issue”. The International Registrar will assign CUSIP numbers serially to DTC Global Notes representing International Notes as described below under “Details for Issue” and will advise the U.S. Registrar of such assignment. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the U.S. Registrar or the International Registrar has assigned to DTC Global Notes. The U.S. Registrar will notify Canada at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the DTC Global Notes. If Canada obtains additional CUSIP numbers, Canada shall deliver a list of such additional CUSIP numbers to the Registrars and DTC.
     If the Distributor is placing International Notes that will not settle through DTC, the Distributor shall make appropriate arrangements for settlement through Euroclear and/or Clearstream, Luxembourg. By at least 2:00 p.m. three London business days prior to the Issue Date, the International Registrar shall obtain the applicable Common Code and ISIN for such International Notes and shall notify the same to Canada and the Distributor.
Transfers of Notes and Exchanges for the Purpose of Consolidation
(a)	Domestic Notes
     Transfers of a DTC Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC), acting on behalf of beneficial transferors and transferees of such Note.
     The U.S. Registrar may, upon notice to Canada, deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the DTC Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Domestic Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Domestic Notes, on which such corresponding DTC Global Notes shall be exchanged for one or more replacement DTC Global Notes and (iii) a new CUSIP number to be assigned to such replacement DTC Global Note(s). Upon receipt of such a notice, DTC will send to its Participants and the U.S. Registrar a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the U.S. Registrar will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the DTC Global Notes to be exchanged will no longer be valid. On the specified exchange date, the U.S. Registrar will exchange such DTC Global Notes for one or more DTC Global Notes bearing the new CUSIP number and the CUSIP numbers of the exchanged DTC Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
(b)	International Notes
     (i) International Notes represented by a DTC Global Note
     Transfers of a DTC Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC), acting on behalf of beneficial transferors and transferees of such International Note.
     (ii) International Notes represented by an International Global Note
     Transfers of International Global Notes under the Clearstream, Luxembourg and Euroclear systems must be made by or through Clearstream, Luxembourg or Euroclear Participants, and will be accomplished by entries made on the relevant clearing system’s records and, in turn, by entries made on the books of Clearstream, Luxembourg and Euroclear Participants (or through the records of banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg or Euroclear Participant, either directly or indirectly) acting on behalf of beneficial owners.
     (iii) Transfers of International Notes represented by DTC Global Note(s) and an International Global Note
     International Notes of the same series may be represented by DTC Global Note(s) (and held in DTC) and by an International Global Note (held in Euroclear/Clearstream, Luxembourg). If beneficial interests in such an International Global Note are transferred to a person that will hold such beneficial interests as, or through, a Participant in DTC, the International Registrar will reduce the principal amount of the applicable International Global Note by the principal amount of the beneficial interests to be transferred and increase the principal amount of one or more of the applicable DTC Global Notes by a like amount. If beneficial interests in such a DTC Global Note are transferred to a person that will hold such beneficial interests as, or through, a Participant in Euroclear or Clearstream, Luxembourg, the International Registrar will reduce the principal amount of one or more of the applicable DTC Global Notes representing the International Notes by the principal amount of the beneficial interests to be transferred and increase the principal amount of the applicable International Global Note by a like amount.
Notice of Interest Payment Dates and Regular Record Dates
     To the extent then known, on the first Market Day of March, June, September, and December of each year, the applicable Registrar will effect delivery to Canada and DTC or Euroclear and Clearstream, Luxembourg, as applicable, a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Notes during the six-month period beginning on such first Market Day.
Payments of Principal and Interest
(a)	Payments of Interest Only. Promptly after each Regular Record Date, the applicable Registrar will deliver to Canada (and, in respect of DTC Global Notes, DTC) a written notice specifying by CUSIP number, ISIN or Common Code, as applicable, the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. Canada will confirm with the applicable Registrar the amount payable on such Global Note(s) on such Interest Payment Date. DTC will confirm the amount payable on each such DTC Global Note on such Interest Payment Date by reference to the bond reports published by Standard & Poor’s Corporation.

Canada will pay to the applicable Registrar the total amount of interest due on such Interest Payment Date (other than at Maturity), and the applicable Registrar will pay such amount to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth below under “Manner of Payment”.

(b)	Payments at Stated Maturity. On or about the first business day of each month, the applicable Registrar will deliver to Canada (and, in respect of DTC Global Notes, DTC) a written list of principal and interest to be paid on each Global Note maturing in the following month. Canada, the applicable Registrar and, in respect of DTC Global Notes, DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth applicable Market Day preceding the stated Maturity of such Global Note. Canada will pay to the applicable Registrar, as the paying agent, the principal amount of such Global Note, together with interest due at such stated Maturity. Upon surrender of a Global Note, the applicable Registrar will pay such amounts to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth below under “Manner of Payment”. If any stated Maturity of a Global Note is not an applicable Market Day, the payment due on such day shall be made on the next succeeding Market Day and no interest shall accrue on such payment for the period from and after such stated Maturity. Promptly after payment to DTC or Euroclear and Clearstream, Luxembourg, as applicable, of the principal and any interest due at the stated Maturity of such Global Note, the applicable Registrar will cancel such Global Note and destroy such Global Note (or, in the case of a Eurosystem-eligible Note, procure the cancellation and confirm destruction) in accordance with the terms of the Fiscal Agency Agreement.

(c)	Payment upon Redemption. The applicable Registrar will comply with the terms of the Global Notes with regard to redemptions or repayments. In the case of Global Notes stated by their terms to be redeemable prior to stated Maturity, at least 60 calendar days before the date fixed for redemption (the “Redemption Date”), Canada shall notify the applicable Registrar of Canada’s election to redeem such Global Notes in whole or in part and the principal amount of such Global Notes to be so redeemed. At least 30 calendar days prior to the Redemption Date, the applicable Registrar shall notify DTC or Euroclear and Clearstream, Luxembourg, as applicable, of Canada’s election to redeem such Global Note. The applicable Registrar shall notify Canada and (i) in the case of DTC Global Notes, DTC of the CUSIP numbers or (ii) in the case of International Global Notes, Euroclear and Clearstream, Luxembourg of the Common Codes, of the particular Global Notes to be redeemed either in whole or in part. Canada, the applicable Registrar and DTC or Euroclear and Clearstream, Luxembourg, as applicable, will confirm the amounts of such principal and any premium and interest payment with respect to each such Global Note on or about the fifth Market Day preceding the Redemption Date of such Global Note. Canada will pay the applicable Registrar, in accordance with the terms of the Fiscal Agency Agreement, the amount necessary to redeem each such Global Note or the applicable portion of each such Global Note. The applicable Registrar will pay such amount to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth herein. Promptly after payment to DTC or Euroclear and Clearstream, Luxembourg, as applicable, of the amount due on the Redemption Date for such Global Note, the applicable Registrar shall cancel (or procure cancellation of) any such Global

Note redeemed in whole and shall destroy such Global Note (or, in the case of a Eurosystem-eligible Note, confirm destruction). If a Global Note is to be redeemed in part, the applicable Registrar will either (x) cancel (or procure cancellation) of such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear (i) in the case of DTC Global Notes, the CUSIP number (ii) in the case of International Global Notes, the Common Code, of the cancelled Global Note or (y) reduce the position represented by such Global Note and, in either case, make such annotations in the Register as are necessary to reflect such partial redemption.

(d)	Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at stated Maturity shall be paid by Canada to the applicable Registrar in same-day funds by wire transfer to the applicable Registrar. Canada will confirm instructions regarding payment in writing to the applicable Registrar.
A.	For all Domestic Notes and all International Notes held through DTC, prior to 1:00 p.m., New York City time, on each date of Maturity of a DTC Global Note or as soon as possible thereafter, the applicable Registrar will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on the DTC Global Notes. On each Interest Payment Date for Domestic Notes and all International Notes held through DTC, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the applicable Registrar and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Notes represented by such DTC Global Notes are recorded in the book-entry system maintained by DTC. NEITHER CANADA NOR THE APPLICABLE REGISTRAR SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE DTC GLOBAL NOTES.

B.	For all International Notes held through Euroclear and/or Clearstream, Luxembourg, prior to 1:00 p.m., London time, on each date of Maturity of an International Global Note or as soon as possible thereafter, and on each Interest Payment Date for International Global Notes, such principal or interest payment shall be made to Euroclear and/or Clearstream, Luxembourg in same day funds in accordance with existing arrangements between the International Registrar and Euroclear and/or Clearstream, Luxembourg. Thereafter, on each such date, Euroclear and/or

Clearstream, Luxembourg will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the International Notes represented by such International Global Notes are recorded in the book-entry system maintained by Euroclear and/or Clearstream, Luxembourg. NEITHER CANADA NOR THE INTERNATIONAL REGISTRAR SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE INTERNATIONAL GLOBAL NOTES.
(e)	Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant or indirect participant in DTC or Euroclear or Clearstream, Luxembourg, as the case may be, or other person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.
Details for Global Note Issuance
     For each offer for Global Notes accepted by Canada, the Distributor shall communicate to Canada prior to 11:00 a.m., on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), by telephone, telex, e-mail, facsimile transmission or other acceptable means, the following information (the “Purchase Information”).
1.	Principal amount of the Notes.

2.	Stated Maturity of the Notes.

3.	In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes or Indexed Notes, interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent or Exchange Rate Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

4.	Redemption and/or repayment provisions, if any, of the Notes.

5.	Trade date of the Notes.

6.	Issue Date of the Notes.

7.	Distributor’s commission (to be paid in the form of a discount from the proceeds remitted to Canada upon issue).

8.	Price.

9.	Original issue discount, if any.

10.	Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase International Notes payable in U.S. dollars.

11.	In the case of an Indexed Note, any additional information relevant to determination of the amounts of principal and any premium or interest payable.

12.	Any additional applicable terms of the Notes.
     Before accepting any offer to purchase Global Notes to be issued in less than three applicable Market Days, Canada shall verify that the applicable Registrar will have adequate time to prepare and authenticate (and in the case of Eurosystem-eligible Notes, procure effectuation of) the Global Notes.
     If the initial interest rate for a Floating Rate Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the applicable Market Day before the Issue Date.
     Immediately after receiving the details for each offer for Global Notes from the Distributor and in any event no later than 12:00 Noon on the first applicable Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), Canada will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, e-mail, facsimile transmission or other acceptable means, to the applicable Registrar. Each such instruction given by Canada to the applicable Registrar shall constitute a continuing representation and warranty by Canada to the applicable Registrar and the Distributor that (i) the issuance and delivery of such Global Note have been duly and validly authorized by Canada and (ii) such Global Note, when duly issued, shall constitute a valid and legally binding obligation of Canada.
     For Domestic Notes and International Notes held through DTC, immediately after receiving the Purchase Information from Canada, the applicable Registrar will assign a CUSIP number and ISIN number to the applicable DTC Global Note(s) and will telephone Canada and advise Canada of such CUSIP number and ISIN number and, as soon thereafter as practicable, Canada shall notify the Distributor of such CUSIP number. The applicable Registrar will enter a pending deposit message through DTC’s Participant Terminal System, providing issue information to DTC (which shall route such information to Standard & Poor’s Corporation).
     For International Notes held through Euroclear/Clearstream, Luxembourg, immediately after receiving the Purchase Information from Canada, the International Registrar will obtain an ISIN number and Common Code for such International Notes from Euroclear or Clearstream, Luxembourg and will telephone Canada and advise Canada of such ISIN number and Common Code and, as soon thereafter as practicable, Canada shall notify the Distributor of such ISIN number and Common Code.
Settlement: Global Note Delivery and Cash Payment.
     For all issuances of Domestic Notes Canada will provide the U.S. Registrar with a facsimile copy of the DTC Global Note(s), duly completed and executed, on the date of issuance of such Notes, with the original executed DTC Global Note(s) to be provided to the U.S. Registrar within two New York business days thereafter.
     For all issuances of International Notes, Canada will provide the International Registrar with a copy of the DTC Global Note(s) and/or International Note, as applicable, in each case duly completed and executed, on the date of issuance of such Notes, with the original executed DYC Global Note(s) and/or International Note to be provided to the International Registrar within five London business days thereafter. The details of the International Registrar for provision of the copy of the copy of the DTC Global Note(s) and/or International Note on the date of issuance of such Notes are:

Email:	mtn.issuance@citi.com
Facsimile:	+353 1 622 4030
Telephone:	+353 1 622 2242
(a) Domestic Notes and International Notes held through DTC
     Upon the receipt of appropriate documentation and instructions from Canada, the applicable Registrar will cause the DTC Global Note to be completed (if necessary) and authenticated and hold the DTC Global Note(s) for delivery against payment.
     Prior to 10:00 a.m., on the Issue Date, the applicable Registrar will enter instructions through DTC’s Participant Terminal System, using the function MT II, and DTC will credit such DTC Global Note(s) to the applicable Registrar’s participant account at DTC. Prior to 2:00 p.m., on the Issue Date, the applicable Registrar will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC to (i) debit such DTC Global Note to the applicable Registrar’s participant account and credit such DTC Global Note to the Distributor’s participant account and (ii) debit the Distributor’s settlement account and credit the applicable Registrar’s settlement account for an amount equal to the price of such DTC Global Note less the Distributor’s commission (in accordance with SDFS operating procedures in effect on the Issue Date). The entry of such a delivery order shall constitute a representation and warranty by the applicable Registrar to DTC that (i) the DTC Global Note has been executed, delivered and authenticated and (ii) the applicable Registrar is holding such DTC Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the applicable Registrar and DTC.
     Prior to 2:00 p.m., on the Issue Date, unless the Distributor is the end purchaser of such Note, the Distributor will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC (i) to debit such DTC Global Note from the Distributor’s participant account and credit such DTC Global Note (or the applicable portion thereof) to the Participant accounts of the Participants with respect to such DTC Global Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distributor for an amount equal to the price of such DTC Global Note (or the applicable portion thereof) in accordance with SDFS operating procedures in effect on the Issue Date.

     Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Issue Date.
     The applicable Registrar, upon confirming receipt of such funds, will wire transfer such funds, in same-day funds, to the Federal Reserve Bank of New York for the account of the Bank of Canada (Ottawa), account no. ABA 0210-83491 for credit to the Receiver General for Canada or to his order on behalf of Canada.
     Unless the Distributor is the end purchaser of such Note, the Distributor will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.
(b) International Notes held through Euroclear and/or Clearstream, Luxembourg
     Upon the receipt of appropriate documentation and instructions from Canada, the International Registrar will cause the International Global Note to be completed (if necessary) and authenticated and hold the International Global Note for delivery against payment.
     At least one relevant business day before Issue Date
     For prior day currencies* the International Registrar and the Distributor will give settlement instructions to Euroclear/Clearstream, Luxembourg (unless agreed to the contrary by Canada, the Distributor and the International Registrar) as follows:
(i) the Distributor instructs Euroclear/Clearstream, Luxembourg to pay the aggregate purchase monies to the account of the International Registrar with Euroclear/Clearstream, Luxembourg against delivery of the International Global Note on the Issue Date;
     (ii) the International Registrar instructs Euroclear/Clearstream, Luxembourg:
(A)	to credit the Note(s) represented by such International Global Note to International Registrar’s distribution account;

(B)	to debit from its distribution account the nominal amount of International Notes of the relevant series which the Distributor has agreed to purchase on the Issue Date and to

*	The most common prior day currencies are Australian dollars (AUD), Hong Kong dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies. The parties should establish and confirm with the International Registrar whether or not a particular currency is a prior day currency as soon as possible.

credit such nominal amount to the account of such Distributor with Euroclear or Clearstream, Luxembourg; and

(C)	to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of Canada previously notified to the International Registrar for the purpose.
     With respect to Floating Rate Notes, the Calculation Agent specified in the applicable Pricing Supplement will notify Euroclear, Clearstream, Luxembourg, the International Registrar (if not the Calculation Agent), the Distributor and Canada by facsimile of the relevant rate. The International Registrar will communicate the rate to the other Paying Agents and (unless the Calculation Agent is to do so), where the International Notes are listed, to the Luxembourg Stock Exchange and/or such other stock exchange on which the International Notes are to be listed.
     On the Issue Date
     The Distributor will check that no force majeure event has occurred and confirm that all conditions precedent have been satisfied or waived. Canada will check that it can give all of the representations and warranties contained in the Distribution Agreement and that it has complied with all obligations on its part.
     For non-prior day currencies, the International Registrar will instruct Euroclear or, as the case may be, Clearstream, Luxembourg:
(i) to credit the International Notes represented by such International Global Note(s) to the International Registrar’s distribution account;
(ii) to debit from its distribution account the nominal amount of International Notes of the relevant series which the Distributor has agreed to purchase; and
(iii) to credit such nominal amount to the account of such Distributor with Euroclear or Clearstream, Luxembourg,
     (unless agreed to the contrary by Canada, the Distributor and the International Registrar) in each case against payment by the Distributor to the distribution account of the International Registrar of the purchase price for the relevant notes for value the Issue Date.
     In respect of International Notes which are to be held through Euroclear and/or Clearstream, Luxembourg, on or before 10.00 a.m. on the Issue Date (or if otherwise agreed between Canada and the Distributor), the London, Brussels or, as the case may be, New York Business Day prior to the Issue Date, the International Registrar will complete (in accordance with the applicable Pricing Supplement) and authenticate the relevant International Global Note and annex the Pricing Supplement.

     In the case of each International Global Note which is not intended to be a Eurosystem-eligible Note:
(i) the International Registrar delivers the International Global Note to the Common Depositary for Euroclear and Clearstream, Luxembourg; and
(ii) the Common Depositary confirms deposit of the International Global Note to the International Registrar and Euroclear and/or Clearstream, Luxembourg.
     In the case of each International Global Note which is intended to be a Eurosystem-eligible Note:
(i) the International Registrar delivers the relevant International Global Note(s) electronically to the Common Safekeeper, together with an effectuation instruction. In the event that the Common Service Provider and the Common Safekeeper are not the same entity, the International Registrar should also deliver the applicable Pricing Supplement to the Common Service Provider;
(ii) the International Registrar advises the ICSDs as to the conditional mark up of the issue outstanding amount of the International Global Note through the Common Service Provider;
(iii) on or before 10:00 a.m. London time on the Issue Date, the Common Safekeeper effectuates the International Global Note and confirms deposit and effectuation of the International Global Note to the International Registrar, the Common Service Provider and the ICSDs;
(iv) on or before 10:00 a.m. London time on the Issue Date, the International Registrar confirms deposit and effectuation of the International Global Note to Canada, makes the appropriate entry in the register and confirms that the ICSDs have been instructed to mark up the issue outstanding amount in the records of the ICSDs;
(v) the Common Service Provider relays the International Registrar’s instruction to mark up the issue outstanding amount of the International Global Note to the ICSDs; and
(vi) Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.
     For non-prior day currencies, the International Registrar will instruct Euroclear and/or Clearstream, Luxembourg to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of Canada previously notified to the International Registrar for the purpose.

Schedule B-1
Deliveries of Pricing Supplements
Credit Suisse Securities (USA) LLC
Prospectus Department
11 Madison Avenue
New York, NY 10010
Attention: Medium Term Notes
Tel: (212) 325-7198
Fax: (212) 743-5825

Schedule B-2
Deliveries of Certificated Notes
Credit Suisse Securities (USA) LLC
c/o DTCC Window
55 Water Street
New York, NY 10041
Attention: Robert Mendez
FAO: Credit Suisse Securities, 355
Tel: (212) 855-2441

CANADA
Canada Notes
COMMISSION SCHEDULE
June 29, 2010
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Ladies and Gentlemen:
          Reference is made to the Distribution Agreement dated the date hereof between Her Majesty in right of Canada and you and to the term “Commission Schedule” as defined in Section 3(c) of such Distribution Agreement, for purposes of which the following schedule shall be the Commission Schedule:

Commission Rate as a Percentage
Term of the Security	of Principal Amount
From 9 months to less than 3 years	0.075%
From 3 years to less than 4 years	0.100%
From 4 years to less than 5 years	0.125%
From 5 years to less than 6 years	0.125%
From 6 years to less than 7 years	0.125%
From 7 years to less than 8 years	0.150%
From 8 years to less than 9 years	0.150%
From 9 years to less than 10 years	0.175%
From 10 years to less than 11 years	0.175%
From 11 years to less than 12 years	0.175%
From 12 years to less than 13 years	0.200%
From 13 years to less than 14 years	0.200%
From 14 years to less than and including 15 years	0.200%
More than 15 years	To be negotiated separately